EX-3.3
(Exhibit 3.3)     Amended and Restated Bylaws dated February 18, 2004

                                     BY-LAWS
                                       OF
                          FINANCIAL INSTITUTIONS, INC.
                                    ARTICLE I

                                  SHAREHOLDERS

      Section 1. Annual Meetings. The annual meeting of the shareholders for the election of directors and the transaction of other business shall be held each year on such day and at such hour as shall be fixed by the Board of Directors.

      Section 2. Special Meetings. A special meeting of the shareholders may be called at any time by (a) the holders of a majority of the outstanding shares who would be entitled to vote at the meeting, (b) the Board of Directors or (c) the President, and such meeting shall be held on such day and at such hour as is fixed in the call of the meeting.

      Section 3. Place of Meetings. Meetings of shareholders shall be held at the principal office of the Corporation or at such other place, within or without the State of New York, as may be fixed by the Board of Directors.

      Section 4. Notice of Meetings. Notice of each meeting of shareholders shall be in writing or electronic form and shall state the place, date, and hour of the meeting. Notice of a special meeting also shall state the purpose or purposes for which the meeting is called and shall indicate who called the meeting. A copy of the notice of any meeting shall be given not less than ten
(10) nor more than sixty (60) days before the date of the meeting, to each shareholder entitled to vote at the meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at such address as appears on the record of shareholders, or, if the shareholder shall have filed with the Secretary a written request that notices be mailed to some other address, then directed to the shareholder at such other address. If transmitted electronically, such notice is given when directed to the shareholder's electronic mail address as supplied by the shareholder to the Secretary of the Corporation or as otherwise directed pursuant to the shareholder's authorization or instructions. Notice of meetings of shareholders need not be given to any shareholder who submits a waiver of notice, in person, by proxy or electronically, whether before or after the meeting. The attendance of any shareholder at a meeting, whether in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him or her.

      Section 5. Organization. At each meeting of shareholders, the Chairman, or in the Chairman's absence, the President or the Chairman's designee shall preside as chairman of the meeting and the Secretary, or in the Secretary's absence an Assistant Secretary, shall act as secretary of the meeting. If none of those designated to preside or to act as secretary of the meeting shall be present, the shareholders present in person or by proxy and entitled to vote at the meeting shall select someone to preside or to act as secretary, as may be needed.

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      Section 6. Quorum. At each meeting of shareholders, except as otherwise provided by law, the holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business.

      Section 7. Voting. Except as otherwise provided by law or by the Certificate of Incorporation, at each meeting of shareholders, every shareholder of record shall be entitled to cast one vote for every share of stock standing in his or her name on the record of shareholders. Except as otherwise provided by law or by the Certificate of Incorporation, all matters shall be determined by a majority of the votes cast, except that directors shall be elected by a plurality of the votes cast.

      Section 8. Proxies.

      (a) Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him or her by proxy.

      (b) No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

      (c) The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Secretary or an Assistant Secretary.

      (d) Without limiting the manner in which a shareholder may authorize another person or persons to act for him or her as proxy pursuant to paragraph
(a) of this Section, the following shall constitute a valid means by which a shareholder may grant such authority:

            (1) A shareholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the shareholder or the shareholder's authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

            (2) A shareholder may authorize another person or persons to act for the shareholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be reasonably determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors shall specify the nature of the information upon which they relied.

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      (e) Any copy, facsimile telecommunications or other reliable reproduction of the writing or transmission created pursuant to paragraph (d) of this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile, telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

      Section 9. List of Shareholders at Meetings. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder.

      Section 10. Action Without a Meeting. Action may be taken by written consent of the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

      Section 11. Introduction of Business at a Meeting of Shareholders. At an annual meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting of shareholders (a) by, or at the direction of, the Board of Directors, or (b) by a shareholder of the Corporation who complies with the procedures set forth in this Section 11. For business or a proposal to be properly brought before an annual meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the scheduled date of the annual meeting, regardless of any postponement, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made.

      A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before an annual meeting of shareholders (i) a description, in 500 words or less, of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business and any other shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (iii) the class and number of shares of the Corporation which are beneficially owned by such shareholder on the date of such shareholder's notice and by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder's notice, (iv) a description, in 500 words or less, of any interest of the shareholder in such proposal, and (v) a representation that the shareholder is a holder of record of stock of the Corporation and intends to appear in person or by proxy at the meeting to present the proposal specified in the notice. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at a meeting of shareholders except in accordance with the procedures set forth in this Section 11.

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      The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, nothing in this Section 11 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of, the Board of Directors.

                                   ARTICLE II

                               BOARD OF DIRECTORS

      Section 1. General Power. Except as otherwise provided in the Certificate of Incorporation of the Corporation, the business, property, and affairs of the Corporation shall be managed under the direction of its Board of Directors.

      Section 2. Number. The number of directors constituting the entire Board of Directors shall be such number as shall be fixed from time to time by the Board of Directors, provided that no decrease in the number of directors shall shorten the term of any incumbent director, and further provided that, if all the shares of the Corporation are owned beneficially and of record by less than three shareholders, the number of directors may be less than three but not less than the number of shareholders. The Board of Directors shall be divided into three classes of approximately equal number. The term of one class of directors shall expire at each annual meeting.

      Section 3. Election and Term of Directors. Directors shall, except as otherwise required by law, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. At each annual meeting one class of directors shall be elected, each to hold office until the third succeeding annual meeting and until his successor has been elected and qualified. A director elected to a newly created directorship shall be elected to hold office until the expiration of the terms of the other directors in the class to which he is assigned, and a director elected to fill a vacancy shall be elected to fill such vacancy for the remainder of such term.

      Section 4. Meetings of the Board. An annual meeting of the Board of Directors shall be held in each year directly after adjournment of the annual meeting of shareholders. Other regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors. Special meetings of the Board of Directors may be held at any time upon the call of the President or a majority of the members of the Board of Directors. Meetings of the Board of Directors shall be held at such place, within or without the State of New York, as from time to time may be fixed by resolution of the Board of Directors or by order of the President. If no place is so fixed, meetings of the Board of Directors shall be held at the principal office of the Corporation.

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      Section 5. Notice of Meetings. Notice of regular meetings of the Board of
Directors need not be given. Notice of each special meeting shall be mailed to each director, addressed to the address last given by each director to the Secretary or, if none has been given, to the director's residence or usual place of business, at least three days before the day on which the meeting is to be held, or shall be sent to the director by facsimile, electronic transmission, or similar means so addressed or shall be delivered personally or by telephone, at least twenty-four (24) hours before the time the meeting is to be held. Each notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise expressly required by law. Notices of any such meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice.

      Section 6. Quorum and Manner of Acting. At each meeting of the Board of Directors the presence of a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at the time of the vote, if a quorum is present at that time, shall be the act of the Board of Directors.

      Section 7. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or committee.

      Section 8. Participation in Board Meetings by Conference Telephone. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board of Directors or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

      Section 9. Executive and Other Committees of Directors. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members an executive committee and other committees, each consisting of one or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board of Directors, except that no such committee shall have authority as to the following matters:

      (1) The submission to shareholders of any action that needs shareholders' approval under the New York Business Corporation Law;

      (2) The filling of vacancies in the Board of Directors or in any committee;

      (3) The fixing of compensation of the directors for serving on the Board of Directors or on any committee;

      (4) The amendment or repeal of the By-laws, or the adoption of new By-laws; and

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      (5) The amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

Except to the extent otherwise determined by the Board of Directors, each committee shall fix its own rules of procedure. Regular meetings of each committee shall be held at such times as may be fixed from time to time by resolution of the Board of Directors or the committee. Special meetings shall be held whenever called by the President or the chairman of the committee. The notice provisions of Article II, Section 5, of the By-Laws shall apply to regular and special meetings of committees. Unless a greater proportion is required by the resolution designating a committee of the Board of Directors, a majority of the entire committee shall constitute a quorum for the transaction of business or of any specified item of business, and the vote of a majority of the members present at the time of such vote, if a quorum is present at such time, shall be the act of the committee. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

      Section 10. Resignation and Removal. Any director may resign at any time by giving written notice to the President or to the Secretary. Such resignation shall take effect at the time specified therein or, if no time be specified, then on delivery and, unless otherwise specified therein, the acceptance of such resignation by the Board of Directors shall not be needed to make it effective. Any or all of the directors may be removed, at any time, with or without cause, by vote of the shareholders at a special meeting of shareholders, and any vacancy thereby created may be filled at said meeting by vote of the shareholders and, if not so filled, then by the directors as provided in Section 11 of this Article.

      Section 11. Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may be filled by vote of a majority of the directors then in office, even if less than a quorum exists. A director elected to fill a newly created directorship or a vacancy shall hold office for the period described in Article II, Section 3.

      Section 12. Nominations and Qualifications of Directors. Only persons nominated in accordance with the procedures set forth in this Section shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at an annual meeting of shareholders or special meeting of shareholders called by the Board of Directors for the purpose of electing directors (i) by or at the direction of the Board of Directors, or (ii) by any shareholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section 12. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the scheduled date of the meeting, regardless of postponements, deferrals, or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such

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notice of the date of such meeting was mailed or (ii) the day on which such public disclosure was made.

      A shareholder's notice to the Secretary shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation which are beneficially owned by such person on the date of such shareholder's notice and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor regulation (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the shareholder giving the notice
(a) the name and address, as they appear on the Corporation's books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominee(s), (b) the class and number of shares of the Corporation which are beneficially owned by such shareholder on the date of such shareholder's notice and by any other shareholders known by such shareholder to be supporting such nominee(s) on the date of such shareholder's notice, (c) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (iii) a description of all arrangements or understandings between the shareholder and each nominee and other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder.

      No persons shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 12. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                   ARTICLE III

                                    OFFICERS

      Section 1. Officers Enumerated. The Board of Directors may elect or appoint a Chairman of the Board, a President, a Chief Executive Officer, one or more Vice Presidents, a Secretary, and a Treasurer, and such other officers as the Board of Directors may determine. Any two or more offices may be held by the same person.

      Section 2. Election and Term of Office. All officers shall be elected by the Board of Directors at its first meeting held after the annual election of directors. The officers need not be directors. Subject always to the right of the Board of Directors to remove an officer with or without cause, each officer shall hold office at the pleasure of the Board of Directors.

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      Section 3. Chairman of the Board. The Chairman of the Board of Directors,
if there is one, shall perform such duties and exercise such other powers which may from time to time be assigned to him by the Board of Directors.

      Section 4. The President. The President shall, in the absence of the Chairman of the Board, preside at all meetings of the Board of Directors at which he is present, and shall, if he is not the Chief Executive Officer, perform such other duties and exercise such other powers which may from time to time be assigned to him by the Chief Executive Officer or the Board of Directors.

      Section 5. Chief Executive Officer. The Chief Executive Officer shall be either the Chairman of the Board or the President, as the Board of Directors shall from time to time determine, and shall have general powers and duties of management of the Corporation's business and affairs, subject to the control of the Board of Directors, shall preside at meetings of shareholders and shall perform such duties which may from time to time be assigned to him by the Board of Directors. The duties of the Chief Executive Officer shall in the event of his absence or disability be performed by such other officer as he or the Board of Directors shall designate.

      Section 6. The Vice Presidents. Each Vice President, if any, shall, in the absence or incapacity of the President and in order as fixed by the Board of Directors, have the authority and perform the duties of the President, and each shall have such other authority and perform such other duties as the Board of Directors may prescribe.

      Section 7. The Secretary. The Secretary (a) shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, (b) shall perform like duties for committees of the Board of Directors when required, (c) shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and (d) shall have such other authority and perform such other duties as usually pertain to the office or as may be prescribed by the Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors or the President, affix the same to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or Treasurer.

      Section 8. The Treasurer. The Treasurer (a) shall have the care and custody of all the moneys and securities of the Corporation, (b) shall keep or cause to be kept complete and accurate books of account of all moneys received and paid on account of the Corporation, (c) shall sign such instruments as require the Treasurer's signature, and (d) shall have such other authority and perform such other duties as usually pertain to the office or as the Board of Directors may prescribe.

      Section 9. Other Officers. Any Assistant Vice President, Assistant Secretary, or Assistant Treasurer elected by the Board of Directors, (a) shall assist the Vice President, Secretary, or Treasurer, respectively, as the case may be, (b) shall possess that officer's authority and perform that officer's duties in that officer's absence or incapacity, and, (c) shall have such other authority and perform such other duties as the Board of Directors may prescribe. The

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Board of Directors may appoint such other officers as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Corporation. Such officers shall exercise such powers and perform such duties as may be conferred upon, or assigned to them, by the Board of Directors, the Chairman, or the President.

      Section 10. Appointed Officers. The Board of Directors may delegate to any officer or committee the power to appoint and to remove any subordinate officer, agent, or employee.

      Section 11. Securities of Other Corporations. The President or the Treasurer may, with respect to any shares of stock or other securities issued by any other corporation or other business organization and held by the Corporation, exercise voting and similar rights on behalf of the Corporation and execute proxies for that purpose. In addition, either such officer may endorse for sale or transfer and may sell or transfer for and on behalf of the Corporation any such stock or other securities and may appoint proxies or attorneys for that purpose.

                                   ARTICLE IV

                            SHARES AND THEIR TRANSFER

      Section 1. Certificates of Stock. Every shareholder shall be entitled to have one or more certificates, in such form as the Board of Directors may from time to time prescribe, representing in the aggregate the number of shares of stock of the Corporation owned by said shareholder, which certificates shall be signed by, or in the name of, the Corporation by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The Board of Directors may decide in its discretion to prescribe book-entry or uncertificated securities in lieu of or in addition to certificates.

      Section 2. Transfers. Shares of stock of the Corporation shall be transferable on the books of the Corporation by the registered holder thereof in person or by such holder's duly authorized attorney, but, except as hereinafter provided in the case of loss, destruction, or mutilation of certificates, no transfer of shares shall be entered until the previously issued certificate representing those shares shall have been surrendered and canceled. Except as otherwise required by law, the Corporation shall be entitled to treat the person registered as the holder of shares on its books as the owner thereof for all purposes regardless of any notice or knowledge to the contrary.

      Section 3. Lost, Destroyed or Mutilated Certificates. The Corporation may issue a new certificate representing shares of stock of the same tenor and the same number of shares in place of a certificate theretofore issued by it that is alleged to have been lost, stolen, or destroyed; provided, however, that the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or such owner's legal representative, to give the Corporation a bond or indemnity, in form and with one or more sureties satisfactory to the Board of Directors, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

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                                    ARTICLE V

                                INDEMNIFICATION

      Section 1. Indemnification of Directors and Officers. To the fullest extent authorized or permitted by law, the Corporation shall indemnify any person ("Indemnified Person") made, or threatened to be made, a party to any action or proceeding, whether civil, at law, in equity, criminal, administrative, investigative or otherwise, including any action by or in the right of the Corporation, by reason of the fact that he, his testator or intestate ("Responsible Person"), whether before or after adoption of this Article (a) is or was a director, or officer of the Corporation, or (b) if a director or officer of the Corporation, is serving or served, in any capacity, at the request of the Corporation, any other corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise, or (c) if not a director or officer of the Corporation, is serving or served, at the request of the Corporation, as a director or officer of any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, against all judgments, fines, penalties, amounts paid in settlement (provided the Corporation shall have consented to such settlement, which consent shall not be unreasonably withheld by it) and reasonable expenses, including attorneys' fees and costs of investigation, incurred by such Indemnified Person with respect to any such threatened or actual action or proceeding, and any appeal therein, provided only that (x) acts of the Responsible Person which were material to the cause of action so adjudicated or otherwise disposed of were not
(i) committed in bad faith or (ii) were not the result of active and deliberate dishonesty, and (y) the Responsible Person did not personally gain in fact a financial profit or other advantage to which he was not legally entitled.

      Section 2. Advancement of Expenses. All expenses reasonably incurred by an Indemnified Person in connection with a threatened or actual action or proceeding with respect to which such person is or may be entitled to indemnification under this Article shall be advanced or promptly reimbursed by the Corporation to him in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by him or on his behalf to repay the amount of such advances, if any, as to which he is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent such advances exceed the indemnification to which he is entitled.

      Section 3. Procedure for Indemnification.

      (a) Not later than thirty (30) days following final disposition of an action or proceeding with respect to which the Corporation has received written request by an Indemnified Person for indemnification pursuant to this Article, if such indemnification has not been ordered by a court, the Board of Directors shall meet and find whether the Responsible Person met the standard of conduct set forth in Section 1 of this Article, and, if it finds that he did, or to the extent it so finds, shall authorize such indemnification.

      (b) Such standard shall be found to have been met unless (i) a judgment or other final adjudication adverse to the Indemnified Person establishes that (A) acts of the Responsible Person were committed in bad faith or were the result of active and deliberate dishonesty and

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were material to the cause of action so adjudicated, or (B) the Responsible
Person personally gained in fact a financial profit or other advantage to which he was not legally entitled; or (ii) if the action or proceeding was disposed of other than by judgment or other final adjudication, the Board of Directors finds in good faith that, if it had been disposed of by judgment or other final adjudication, such judgment or other final adjudication would have been adverse to the Indemnified Person and would have established (A) or (B) above.

      (c) If indemnification is denied, in whole or part, because of such a finding by the Board of Directors in the absence of a judgment or other final adjudication, or because the Board of Directors believes the expenses for which indemnification is requested to be unreasonable, such action by the Board of Directors shall in no way affect the right of the Indemnified Person to make application therefor in any court having jurisdiction thereof, and in such action or proceeding the issue shall be whether the Responsible Person met the standard of conduct set forth in Section 1, or whether the expenses were reasonable, as the case may be; not whether the finding of the Board of Directors with respect thereto was correct; and the determination of such issue shall not be affected by the Board's finding. If the judgment or other final adjudication in such action or proceeding establishes that the Responsible Person met the standard set forth in Section 1, or that the disallowed expenses were reasonable, or to the extent that it does, the Board of Directors shall then find such standard to have been met if it has not done so, and shall grant such indemnification, and shall also grant to the Indemnified Person indemnification of the expenses incurred by him in connection with the action or proceeding resulting in the judgment or other final adjudication that such standard of conduct was met, or if pursuant to such court determination such person is entitled to less than the full amount of indemnification denied by the Corporation, the portion of such expenses proportionate to the amount of such indemnification so awarded.

      (d) A finding by the Board of Directors pursuant to this Section that the standard of conduct set forth in Section 1 has been met shall mean a finding (i) by a quorum consisting of directors who are not parties to such action or proceeding or, (ii) if such a quorum is not obtainable or, if obtainable, such a quorum is unable to make such a finding and so directs, (A) by the Board of Directors upon the written opinion of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct has been met, or (B) by the shareholders upon a finding that such standard has been met, such action by the Board of Directors or shareholders to be taken as promptly as is practicable.

      Section 4. Contractual Article. This Article shall be deemed to constitute a contract between the Corporation and each director and each officer of the Corporation who serves as such at any time while this Article is in effect. No repeal or amendment of this Article, insofar as it reduces the extent of the indemnification of any person who could be a Responsible Person shall without his written consent be effective as to such person with respect to any event, act or omission occurring or allegedly occurring (a) prior to the date of such repeal or amendment if on that date he is not serving in any capacity for which he could be a Responsible Person, or (b) prior to the thirtieth (30th) day following delivery to him of written notice of such amendment as to any capacity in which he is serving on the date of such repeal or amendment, other than as a director or officer of the Corporation, for which he could be a Responsible Person, or (c) the later of the thirtieth (30th) day following delivery to him of such notice or the end of the term of office (for whatever reason) he is serving as director or officer of the Corporation when such

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                                      -12-


repeal or amendment is adopted, with respect to being a Responsible Person in that capacity. No amendment of the Business Corporation Law shall, insofar as it reduces the permissible extent of the right of indemnification of a Responsible Person under this Article, be effective as to such person with respect to any event, act or omission occurring or allegedly occurring prior to the effective date of such amendment. This Article shall be binding on any successor to the Corporation, including any corporation or other entity which acquires all or substantially all of the Corporation's assets.

      Section 5. Insurance. The Corporation may, but need not, maintain insurance insuring the Corporation or persons entitled to indemnification under
Section 1 of this Article for liabilities against which they are entitled to indemnification under this Article or insuring such persons for liabilities against which they are not entitled to indemnification under this Article.

      Section 6. Indemnification of Employees and Agents. The Corporation may, to the extent authorized by the Board of Directors, grant rights of indemnification and advancement of expenses to any employee or agent of the Corporation to the full extent of the provisions of this Article with respect to indemnification and advancement of expenses of directors and officers of the Corporation.

      Section 7. Non-exclusivity. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any person covered hereby may be entitled other than pursuant to this Article. The Corporation is authorized to enter into agreements with any such person or persons providing them rights to indemnification or advancement of expenses in addition to the provisions therefor in this Article to the full extent permitted by law.

                                   ARTICLE VI

                                     GENERAL

      Section 1. Seal. The seal of the Corporation shall be in the form of a circle and shall bear matters deemed appropriate by the Board of Directors.

      Section 2. Fiscal Year. The fiscal year of the Corporation shall end at the close of business on December 31 of each calendar year.


                                   ARTICLE VII

                                   AMENDMENTS

      Section 1. Power to Amend. Both the shareholders and the Board of Directors shall have the power to adopt, amend, or repeal by-laws. Any by-law adopted by the Board of Directors may be amended or repealed by the shareholders at any annual or special meeting of the shareholders.

      Section 2. Amendment Affecting Election of Directors. If any by-law regulating an impending election of directors is adopted, amended, or repealed by the Board of Directors, there

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                                      -13-


shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended, or repealed, together with a concise statement of the changes made.